United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2016

Globe Net Wireless Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-172172	000-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2302-3 Pacific Plaza 410 Des Voeux Road West Hong Kong, China

(Address of principal executive offices)

Registrant’s telephone number, including area code (852) 37-55-8010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8- K	Globe Net Wireless Corp.	Page 2

Information to be included in report

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective September 22, 2016 Gustavo Americo Folcarelli was appointed the new sole director of Globe Net following the conclusion of the 10-day period following the filing of a Schedule 14f-1 with the Securities and Exchange Commission and the mailing of a copy to each of Globe Net’s shareholders of record as of September 7, 2016.

The board of directors and management of Globe Net currently consists of Gustavo Americo Folcarelli as the sole director and as the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, and the Corporate Secretary of Globe Net.

Gustavo Americo Folcarelli (48 years old) has been the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, and the Corporate Secretary of Globe Net since August 2016. Holds a Bachelor of Commerce (Honors) degree from Ryerson University, Mr. Folcarelli has worked as a senior manager for several companies including Toshiba and Harry Rosen, where he was involved with the development and implementation of sales and marketing programs. Mr. Folcarelli was a founding partner in an Italian designer clothing outlet called Le Firme Inc. which went from one physical location to five as well as a developing a successful online store. From 2005 to present, Mr. Folcarelli has operated a private company, Current Real Estate Management and Development, in Priverno, Latina, Italy, which develops real estate properties in Italy. Mr. Folcarelli is responsible for changing the designation of use of the properties from non-commercial/agricultural to multi-use dwelling designation, presenting building plans and obtaining permits to build, then develop and the properties and manage and sell the built units.

Globe Net does not have any committees, and therefore Mr. Folcarelli has not and does not serve on any committees, other than the audit committee, which Mr. Folcarelli is currently the sole member.

During the past three years, Mr. Folcarelli has not served as a director of any listed companies.

There is no family relationship among the directors or officers of Globe Net.

During the last two years, there has been no transaction or proposed transaction that Globe Net was or is a party to in which Mr. Folcarelli had or is to have a direct or indirect material interest.

Globe Net has not entered into any material plan, contract, or arrangement (whether or not written) with Mr. Folcarelli.

Form 8- K	Globe Net Wireless Corp.	Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Globe Net Wireless Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

Globe Net Wireless Corp.

Dated: September 28, 2016	By:	/s/ Gustavo Americo Folcarelli
Gustavo Americo Folcarelli – President & CEO